UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 29, 2017

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(346) 241-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2017, D-Day Offshore Holdings, LLC (“D-Day”), a wholly-owned, indirect subsidiary of American Midstream Partners, LP (“AMID”), entered into a Distribution, Sale and Contribution Agreement (the “Contribution Agreement”) with Toga Offshore, LLC (“Toga”), Pinto Offshore Holdings, LLC (“Pinto”, and together with Toga, the “Sellers”) and American Midstream Delta House, LLC, a wholly-owned, indirect subsidiary of AMID (“AMID DH”, and together with D-Day, the “Buyers”), pursuant to which (a) Pinto made an in-kind distribution of (i) a 15.51% equity interest in the Delta House floating production system and associated export pipelines (the “Facility”), consisting of 14,297.80937 Class A Units of Delta House FPS LLC (“FPS”) and 839.11623 Class A Units of Delta House Oil and Gas Lateral LLC (“Lateral”) (together, the “Purchased Units”) to Toga, and (ii) a 5.56% equity interest in the Facility consisting of 5,124.18372 Class A Units of FPS and 300.73039 Class A Units of Lateral (together, the “Contributed Units”) to AMID DH and (b) D-Day acquired the Purchased Units from Toga in exchange for a cash purchase price of $125.4 million (the “Purchase Price”), subject to customary tax withholding. In addition, AMID DH contributed the Contributed Units to D-Day. AMID, through AMID DH and D-Day, funded the Purchase Price for the acquisition of the Purchased Units with cash on hand and borrowings under AMID’s revolving credit facility.

The Sellers and the Buyers have made customary representations and warranties in the Contribution Agreement. Such representations and warranties shall survive and continue in full force and effect until the date that is three years after the date the transactions contemplated in the Contribution Agreement were consummated. The Contribution Agreement also contains customary covenants, indemnification rights and agreements.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, which will be filed with AMID’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2017.

The foregoing summary of the Contribution Agreement has been included, and the Contribution Agreement will be filed, to provide investors and security holders with information regarding the terms of the Contribution Agreement and is qualified in its entirety by the terms and conditions of the Contribution Agreement. It is not intended to provide any other factual information about AMID, the Buyers, the Sellers or their respective subsidiaries and affiliates. The Contribution Agreement contains representations and warranties by each of the applicable parties to the Contribution Agreement, which were made only for purposes of the Contribution Agreement and as of specified dates. The representations, warranties and covenants in the Contribution Agreement were made solely for the benefit of the parties to the Contribution Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure schedules; may be made for the purposes of allocating contractual risk between the parties to the Contribution Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of AMID, the Buyers, the Sellers or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in AMID’s public disclosures.

Certain Relationships

The Sellers are affiliates of ArcLight Capital Partners, LLC (“ArcLight”). ArcLight is an affiliate of High Point Infrastructure Partners, LLC and AMID GP Holdings, LLC, which own an approximately 77% interest and an approximately 23% interest, respectively, in American Midstream GP, LLC, the general partner of AMID (the “General Partner”). Accordingly, the board of directors of the General Partner (the “Board”) authorized a special committee composed of independent members of the Board (the “Conflicts Committee”) to review and evaluate the Contribution Agreement for the purpose of determining whether to grant its special approval of the acquisition of the Purchased Units for the Purchase Price from Toga as contemplated by AMID’s partnership agreement. The Conflicts Committee retained independent legal and financial advisors to assist it in evaluating the terms of the acquisition of the Purchase Units for the Purchase Price and unanimously granted its special approval of the acquisition of the Purchase Units for the Purchase Price as contemplated by the Contribution Agreement, and recommended the same to the Board for adoption and approval.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 29, 2017, AMID, through AMID DH and D-Day, consummated the transactions contemplated in the Contribution Agreement. The information set forth in Item 1.01 regarding the Contribution Agreement is incorporated by reference into this Item 2.01.

Item 7.01	Regulation FD Disclosure.

On October 2, 2017, AMID issued a press release announcing the entry by the Buyers into the Contribution Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information provided in this Item 7.01 (including the exhibits referenced herein) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, nor shall it be incorporated by reference in any filing made by AMID pursuant to the Securities Act of 1933, except to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of American Midstream Partners, LP, dated October 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MIDSTREAM PARTNERS, LP

By:	AMERICAN MIDSTREAM GP, LLC its General Partner

	By:	/s/ Eric Kalamaras
		Name:	Eric Kalamaras
		Title:	Senior Vice President and Chief Financial Officer

October 2, 2017